Exhibit 99.1
Freddie Mac Reports Net Income of $2.8 Billion for First Quarter 2025

Making Home Possible for 313,000 Households in First Quarter 2025
•Financed 224,000 mortgages, with 51% of eligible loans affordable to low- to moderate-income families.
•First-time homebuyers represented 52% of new single-family home purchase loans.
•Financed 89,000 rental units, with 92% of eligible units affordable to low- to moderate-income families.

First Quarter 2025 Financial Results

During First Quarter 2025		As of March 31, 2025
Market Liquidity Provided - $88 Billion	Homes and Rental Units Financed - 313,000	Net Worth - $62 Billion	Total Mortgage Portfolio - $3.6 Trillion

Consolidated
•Net income of $2.8 billion, up 1% year-over-year.
•Net revenues of $5.9 billion, an increase of 2% year-over-year, primarily driven by higher net interest income, partially offset by lower non-interest income.
•Provision for credit losses of $0.3 billion, primarily driven by a credit reserve build in Single-Family.
•New business activity of $78 billion, up from $62 billion in the first quarter of 2024.
•Mortgage portfolio of $3.1 trillion, up 2% year-over-year.
•Serious delinquency rate of 0.59%, unchanged from December 31, 2024 and up from 0.52% at March 31, 2024.
•Completed approximately 25,000 loan workouts.
•62% of mortgage portfolio covered by credit enhancements.
•New business activity of $10 billion, up from $9 billion in the first quarter of 2024.
•Mortgage portfolio of $467 billion, up 5% year-over-year.
•Delinquency rate of 0.46%, up from 0.40% at December 31, 2024 and up from 0.34% at March 31, 2024.
•93% of mortgage portfolio covered by credit enhancements.

"Freddie Mac earned $2.8 billion of net income in the first quarter, driving the company’s net worth to $62 billion. The company helped more than 313,000 of America’s families buy, rent or refinance a home, with 52% of single-family loan purchases supporting first-time homebuyers and 92% of rental units financed affordable to middle-income renters, such as teachers, police officers and firefighters who are the backbone of our communities. FHFA is working with Freddie Mac to streamline its operations by stripping away unnecessary bureaucracy and eliminating non-essential activities. This work has set the stage for cost savings, supporting mortgage affordability while building an even safer, sounder Freddie Mac, one that better serves its mission and the American people."

William J. Pulte,
Director, U.S. Federal Housing and Chair of the Board of Directors, Freddie Mac

Net Revenues $5.9 Billion Net Income $2.8 Billion Comprehensive Income $2.8 Billion

Single-Family

Net Revenues $4.9 Billion Net Income $2.3 Billion Comprehensive Income $2.3 Billion

Multifamily

Net Revenues $0.9 Billion Net Income $0.5 Billion Comprehensive Income $0.6 Billion

Freddie Mac First Quarter 2025 Financial Results
May 1, 2025

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $2.8 billion for the first quarter of 2025, up 1% from the first quarter of 2024.
Net revenues were $5.9 billion for the first quarter of 2025, up 2% year-over-year, primarily driven by higher net interest income, partially offset by lower non-interest income. Net interest income for the first quarter of 2025 was $5.1 billion, up 7% year-over-year, primarily driven by continued mortgage portfolio growth and lower funding costs, partially offset by lower yields on short-term investments. Non-interest income for the first quarter of 2025 was $0.8 billion, down 25% year-over-year, primarily driven by lower net investment gains in Multifamily.
Provision for credit losses was $0.3 billion for the first quarter of 2025, primarily driven by a credit reserve build in Single-Family attributable to new acquisitions. The provision for credit losses of $0.2 billion for the first quarter of 2024 was primarily driven by a credit reserve build in Single-Family attributable to new acquisitions and increasing mortgage interest rates.
Summary of Consolidated Statements of Income and Comprehensive Income

(Dollars in millions)	1Q 2025	4Q 2024	Change	1Q 2024	Change
Net interest income	$5,102	$5,051	$51	$4,759	$343
Non-interest income	750	1,278	(528)	998	(248)
Net revenues	5,852	6,329	(477)	5,757	95
(Provision) benefit for credit losses	(280)	(92)	(188)	(181)	(99)
Non-interest expense	(2,088)	(2,219)	131	(2,122)	34
Income before income tax expense	3,484	4,018	(534)	3,454	30
Income tax expense	(690)	(796)	106	(688)	(2)
Net income	2,794	3,222	(428)	2,766	28
Other comprehensive income (loss), net of taxes and reclassification adjustments	34	(37)	71	(25)	59
Comprehensive income	$2,828	$3,185	($357)	$2,741	$87

Conservatorship metrics (in millions)
Net worth	$62,403	$59,575	$2,828	$50,463	$11,940
Senior preferred stock liquidation preference	132,223	129,038	3,185	120,370	11,853
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac First Quarter 2025 Financial Results
May 1, 2025

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	1Q 2025	4Q 2024	Change	1Q 2024	Change
Net interest income	$4,753	$4,698	$55	$4,488	$265
Non-interest income	165	497	(332)	(14)	179
Net revenues	4,918	5,195	(277)	4,474	444
(Provision) benefit for credit losses	(228)	(38)	(190)	(120)	(108)
Non-interest expense	(1,871)	(1,971)	100	(1,925)	54
Income before income tax expense	2,819	3,186	(367)	2,429	390
Income tax expense	(558)	(631)	73	(484)	(74)
Net income	2,261	2,555	(294)	1,945	316
Other comprehensive income (loss), net of taxes and reclassification adjustments	8	(1)	9	(5)	13
Comprehensive income	$2,269	$2,554	($285)	$1,940	$329
First Quarter 2025
Net income of $2.3 billion, up 16% year-over-year.
•Net revenues were $4.9 billion, up 10% year-over year. Net interest income was $4.8 billion, up 6% year-over-year, primarily driven by continued mortgage portfolio growth and lower funding costs, partially offset by lower yields on short-term investments.
•Provision for credit losses was $0.2 billion for the first quarter of 2025, primarily driven by a credit reserve build attributable to new acquisitions. The provision for credit losses of $0.1 billion for the first quarter of 2024 was primarily driven by a credit reserve build attributable to new acquisitions and increasing mortgage interest rates.

Freddie Mac First Quarter 2025 Financial Results
May 1, 2025

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	1Q 2025	4Q 2024	Change	1Q 2024	Change
New Business Statistics:
Single-Family homes funded (in thousands)	224	294	(70)	194	30
Purchase borrowers (in thousands)	171	212	(41)	161	10
Refinance borrowers (in thousands)	53	82	(29)	33	20
Affordable to low- to moderate-income families (%)(1)(2)	51	53	(2)	54	(3)
First-time homebuyers (%)(3)	52	52	—	52	—
Average estimated guarantee fee rate (bps)	54	55	(1)	55	(1)
Weighted average original loan-to-value (LTV) (%)	77	77	—	78	(1)
Weighted average original credit score	756	756	—	753	3
Portfolio Statistics:
Average estimated guarantee fee rate (bps)	49	49	—	49	—
Weighted average current LTV (%)	52	52	—	52	—
Weighted average current credit score	754	755	(1)	754	—
Loan count (in millions)	13.9	13.9	—	13.8	0.1
Credit-Related Statistics:
Loan workout activity (in thousands)	25	20	5	21	4
Allowance for credit losses to total loans outstanding (%)(4)	0.21	0.21	—	0.20	0.01
Credit enhancement coverage (%)	62	62	—	61	1
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) First quarter 2025 results are based on 2024 annual median income data provided by FHFA.
(3) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
(4) Calculated as the allowance for credit losses on mortgage loans held-for-investment divided by the amortized cost basis of mortgage loans held-for-investment for which the fair value option has not been elected.
Business Highlights
•New business activity of $78 billion, up from $62 billion in the first quarter of 2024, as both home purchase and refinance volume increased due to expanded market coverage, higher conforming loan limits, and house price appreciation in recent quarters. Financed 224,000 mortgages and enabled 81,000 first-time homebuyers to purchase a home.
•Credit enhancement coverage of the Single-Family mortgage portfolio increased to 62% at March 31, 2025, up from 61% at March 31, 2024.

Freddie Mac First Quarter 2025 Financial Results
May 1, 2025

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	1Q 2025	4Q 2024	Change	1Q 2024	Change
Net interest income	$349	$353	($4)	$271	$78
Non-interest income	585	781	(196)	1,012	(427)
Net revenues	934	1,134	(200)	1,283	(349)
(Provision) benefit for credit losses	(52)	(54)	2	(61)	9
Non-interest expense	(217)	(248)	31	(197)	(20)
Income before income tax expense	665	832	(167)	1,025	(360)
Income tax expense	(132)	(165)	33	(204)	72
Net income	533	667	(134)	821	(288)
Other comprehensive income (loss), net of taxes and reclassification adjustments	26	(36)	62	(20)	46
Comprehensive income	$559	$631	($72)	$801	($242)
First Quarter 2025
Net income of $0.5 billion, down 35% year-over-year.
•Net revenues were $0.9 billion for the first quarter of 2025, down 27% year-over-year.
◦Net interest income was $0.3 billion, up 29% year-over-year, primarily driven by an increase in the volume of fully guaranteed securitizations.
◦Non-interest income was $0.6 billion, down 42% year-over-year, primarily driven by lower revenues from held-for-sale loan purchase and securitization activities, impacts from interest-rate risk management activities, and less favorable fair value changes from prepayment rates.

Freddie Mac First Quarter 2025 Financial Results
May 1, 2025

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	1Q 2025	4Q 2024	Change	1Q 2024	Change
New Business Statistics:
Number of rental units financed (in thousands)(1)	89	245	(156)	85	4
Affordable to low-income families (%)(2)(4)	66	65	1	63	3
Affordable to low- to moderate-income families (%)(3)(4)	92	93	(1)	91	1
Weighted average original LTV (%)	62	64	(2)	61	1
Weighted average original debt service coverage ratio(5)	1.30	1.30	—	1.29	0.01
Securitization Statistics:
Securitization issuance (UPB in billions)	$16	$21	($5)	$11	$5
Senior subordinate	7	9	(2)	7	—
Fully guaranteed	9	12	(3)	4	5
Portfolio Statistics:
Average guarantee fee rate charged (bps) at period end	52	51	1	47	5
Credit-Related Statistics:
Allowance for credit losses to total loans outstanding (%)(6)	0.49	0.46	0.03	0.64	(0.15)
Credit enhancement coverage (%)	93	91	2	94	(1)
(1) Includes rental units financed by supplemental loans.
(2) Eligible units acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units acquired affordable to families earning at or below 120% of AMI.
(4) First quarter 2025 results are based on 2024 annual median income data provided by FHFA.
(5) Assumes monthly payments that reflect amortization of principal.
(6) Calculated as the allowance for credit losses on mortgage loans held-for-investment divided by the amortized cost basis of mortgage loans held-for-investment for which the fair value option has not been elected.
Business Highlights
•While new business activity increased 11% year-over-year, both periods were adversely impacted by the high mortgage interest rate environment.
•The company provided financing for 89,000 multifamily rental units in the first quarter of 2025. 66% of the eligible multifamily rental units financed in the first quarter of 2025 were affordable to low-income families.
•Fully guaranteed securitization issuance UPB increased, representing a larger percentage of total securitization issuance UPB in the first quarter of 2025 compared to the first quarter of 2024.
•The Multifamily delinquency rate increased to 0.46% at March 31, 2025, from 0.34% at March 31, 2024, primarily driven by an increase in delinquent floating rate loans including small balance loans that are in their floating rate period. As of March 31, 2025, 98% of the delinquent loans in the Multifamily mortgage portfolio had credit enhancement coverage.

Freddie Mac First Quarter 2025 Financial Results
May 1, 2025

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at March 31, 2025.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in March 2025. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $132.2 billion on March 31, 2025 based on the increase in the Net Worth Amount during the fourth quarter of 2024, and will increase to $135.1 billion on June 30, 2025 based on the increase in the Net Worth Amount during the first quarter of 2025.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and the company’s First Quarter 2025 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on May 1, 2025 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/e6sz992t. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Mahesh Lal (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends including, but not limited to, changes in house prices and house price forecasts, its market coverage, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, the impact of banking crises or failures, the effects of natural disasters or catastrophic events and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in economic and market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, the impact of any downgrade in our credit ratings or those of the U.S. government, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s website at

Freddie Mac First Quarter 2025 Financial Results
May 1, 2025

www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac's mission is to make home possible for families across the nation. Freddie Mac promotes liquidity, stability, affordability and equity in the housing market throughout all economic cycles. Since 1970, Freddie Mac has helped tens of millions of families buy, rent or keep their home.

Freddie Mac First Quarter 2025 Financial Results
May 1, 2025

FREDDIE MAC
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(In millions, except share-related amounts)	1Q 2025	4Q 2024	1Q 2024
Net interest income
Interest income	$31,365	$30,619	$28,385
Interest expense	(26,263)	(25,568)	(23,626)
Net interest income	5,102	5,051	4,759
Non-interest income
Guarantee income	440	245	496
Investment gains, net	192	879	405
Other income	118	154	97
Non-interest income	750	1,278	998
Net revenues	5,852	6,329	5,757
(Provision) benefit for credit losses	(280)	(92)	(181)
Non-interest expense
Salaries and employee benefits	(423)	(412)	(421)
Professional services, technology, and occupancy	(253)	(336)	(271)
Credit enhancement expense	(540)	(544)	(597)
Legislative and regulatory assessments	(817)	(830)	(787)
Other expense	(55)	(97)	(46)
Non-interest expense	(2,088)	(2,219)	(2,122)
Income before income tax expense	3,484	4,018	3,454
Income tax expense	(690)	(796)	(688)
Net income	2,794	3,222	2,766
Other comprehensive income (loss), net of taxes and reclassification adjustments	34	(37)	(25)
Comprehensive income	$2,828	$3,185	$2,741
Net income	$2,794	$3,222	$2,766
Amounts attributable to senior preferred stock	(2,828)	(3,185)	(2,741)
Net income (loss) attributable to common stockholders	($34)	$37	$25
Net income (loss) per common share	($0.01)	$0.01	$0.01
Weighted average common shares (in millions)	3,234	3,234	3,234

Freddie Mac First Quarter 2025 Financial Results
May 1, 2025

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In millions, except share-related amounts)	2025	2024
Assets
Cash and cash equivalents (includes $1,056 and $1,165 of restricted cash and cash equivalents)	$4,790	$5,534
Securities purchased under agreements to resell	105,070	100,118
Investment securities, at fair value	59,054	55,771
Mortgage loans held-for-sale (includes $10,563 and $11,394 at fair value)	14,405	15,560
Mortgage loans held-for-investment (net of allowance for credit losses of $6,974 and $6,774 and includes $2,625 and $2,413 at fair value)	3,186,345	3,172,329
Accrued interest receivable	11,050	11,029
Deferred tax assets, net	4,992	5,018
Other assets (includes $6,210 and $5,870 at fair value)	23,410	21,333
Total assets	$3,409,116	$3,386,692
Liabilities and equity
Liabilities
Accrued interest payable	$9,756	$9,822
Debt (includes $3,278 and $2,339 at fair value)	3,325,101	3,304,949
Other liabilities (includes $815 and $978 at fair value)	11,856	12,346
Total liabilities	3,346,713	3,327,117
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $132,223 and $129,038)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings	(20,476)	(23,270)
AOCI, net of taxes, related to:
Available-for-sale securities	95	66
Other	(88)	(93)
Total AOCI, net of taxes	7	(27)
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	62,403	59,575
Total liabilities and equity	$3,409,116	$3,386,692
The table below presents the carrying value and classification of the assets and liabilities related to consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.

	March 31,	December 31,
(In millions)	2025	2024
Assets
Cash and cash equivalents (includes $951 and $1,055 of restricted cash and cash equivalents)	$952	$1,056
Securities purchased under agreements to resell	13,588	12,764
Investment securities, at fair value	8	1
Mortgage loans held-for-investment, net	3,135,947	3,114,937
Accrued interest receivable, net	10,118	9,900
Other assets	6,745	5,881
Total assets of consolidated VIEs	$3,167,358	$3,144,539
Liabilities
Accrued interest payable	$8,696	$8,469
Debt	3,145,248	3,122,941
Total liabilities of consolidated VIEs	$3,153,944	$3,131,410